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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-41962) pertaining to the StarMedia Network, Inc. 2000 Stock Incentive Plan and (Form S-8 No. 333-79255) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan and 1999 Employee Stock Purchase Plan of StarMedia Network, Inc. of our report dated June 21, 2002, with respect to the consolidated financial statements and schedule of StarMedia Network, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                /s/ ERNST & YOUNG LLP

          NEW YORK, NEW YORK
          JULY 8, 2002